Exhibit 99.2
SEE Announces Offering of Senior Secured Notes

CHARLOTTE, N.C., September 15, 2021 — Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that it commenced an offering of senior secured notes due 2026 (the “Notes”). The Notes will be jointly and severally, and irrevocably and unconditionally, guaranteed on a senior secured basis by each of Sealed Air's existing and future wholly owned domestic subsidiaries that guarantee its senior secured credit facilities, subject to release under certain circumstances. The notes and related guarantees will be secured on a first-priority basis by liens on substantially all of our and our domestic guarantor subsidiaries' personal property securing obligations we owe to lenders under our senior secured credit facilities on a pari passu basis, subject to certain exceptions.

Sealed Air intends to use the net proceeds from the offering of the Notes, along with cash on hand, to repurchase the 4.875% senior notes due 2022 (the “2022 Notes”) pursuant to the tender offer commenced by the Company today and satisfy and discharge all of its outstanding 2022 Notes in accordance with the terms of the indenture governing the 2022 Notes, and to pay related premiums, fees and expenses in connection therewith and for general corporate purposes. This announcement does not constitute an offer to purchase the 2022 Notes or a notice of satisfaction and discharge with respect to the 2022 Notes.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sealed Air

Sealed Air (NYSE: SEE) is in business to protect, to solve critical packaging challenges, and to make our world better than we found it. Our packaging technology, solutions, and systems create a safer, more resilient and less wasteful global food supply chain, enable eCommerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, and SEE™ Automation solutions.
SEE’s Operating Model, along with industry-leading experts in materials, engineering, technology, and science are driving our innovative solution systems to be more sustainable, automated, and digitally connected.

SEE is leading the packaging industry to create a more environmentally, socially, and economically sustainable future and has pledged to design or advance 100% of its packaging materials to be recyclable or reusable by 2025, and a bolder goal to reach net-zero carbon emissions in its global operations by 2040.The company is also committed to a diverse workforce and inclusive culture through its 2025 Diversity, Equity and Inclusion pledge.

SEE generated $4.9 billion in sales in 2020 and has approximately 16,500 employees who serve customers in 117 countries/territories. To learn more, visit sealedair.com.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2020 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742